FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (this "Amendment") is dated as of this 4th day of October 2002 and entered into by and among GATEWAY INTERNATIONAL HOLDINGS, INC., a Nevada corporation (the "Parent"), GWIH ACQUISITION CORP. II, a Nevada corporation (the "Sub"), NELSON ENGINEERING, INC., a California corporation (the "Company") and Don Nelson and Richard Lund (collectively, the "Shareholders"). Capitalized terms used herein shall have the meanings ascribed to them in the Agreement and Plan of Reorganization, unless otherwise defined.

                                    RECITALS

         A. The parties hereto desire to amend that certain Agreement and Plan of Reorganization, entered into as of April 26, 2002 (the "Merger Agreement"), by and between Parent, Sub, the Company and the Shareholders.

         NOW, THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.       Amendment to Merger Agreement.
         -----------------------------

         1.1 Section 1.2 of the Merger Agreement is deleted in its entirety and replaced by the following:

                  "1.2 Merger  Consideration.  As  consideration  for the Merger
                       ---------------------
(the  "Merger  Consideration"),  Parent  shall  issue  to  the  Shareholders  an
       ---------------------
aggregate of Twenty-Three Million Six Hundred Seventy-Five Thousand Three Hundred (23,675,300) shares of Parent common stock, $0.001 par value (the "Parent Common Stock")."
 -------------------

         1.2 The Merger Agreement is hereby amended to add the following provision:

                  "3.7 Company Capital  Structure.  The authorized capital stock
                       --------------------------
of the Company consists of 100,000,000 shares of authorized Company Common Stock and 10,000,000 shares of authorized preferred stock, $0.001 par value (the "Preferred Stock"), of which 17,021,000 shares of Company Common Stock and zero shares of Preferred Stock are issued and outstanding as of the date of this Agreement. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound and have been issued in compliance with federal and state securities laws. There are no declared or accrued unpaid dividends with respect to any shares of the Company Capital Stock. The Company has no other capital stock authorized, issued or outstanding."

         1.3     The Merger Agreement is amended to add the following provision:

                  "5.12 Confidentiality.  The Company and the Shareholders shall
                        ---------------
treat in confidence all non-public information that the Company or the Shareholders shall have obtained regarding the Parent or Sub or their business, and the Parent or Sub shall treat in confidence all material non-public information obtained by the Parent or Sub regarding the Company or the Shareholders. In the merger called for by this Agreement shall not be consummated, the Company and the Shareholders, on the one hand, and the Parent and Sub, on the other hand, shall return or destroy (verified in writing) all copies of non-public documents and materials which have been furnished by the other in connection with this Agreement. However, nothing contained herein shall prohibit any party from:

                           (i) Using such documents, materials and other information in connection with any action or proceeding brought or any claim asserted with respect to any breach of any representation, warranty or covenant made in or pursuant to this Agreement; or

                           (ii) Supplying or filing such documents, materials or other information to or with any governmental entity or other person which either party deems reasonably necessary in connection with the obtaining of any consent, waiver, amendment, modification, approval, authorization, permit or license which may be necessary to effectuate this Agreement and to consummate the transactions contemplated hereby; or

                           (iii) Supplying such documents, materials or other information to such party's counsel, accountants and other consultants and representatives in connection with the transactions contemplated hereby.

2.       Merger Agreement in Effect. Except as hereby amended by this Amendment,
         --------------------------
all of the terms and provisions of the Merger Agreement shall remain in full force and effect.

3.       Counterparts.  This  Amendment  may   be  executed   in  one  or   more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.       Choice of Law. This Amendment  shall be construed,  interpreted and the
         -------------
rights of the parties determined in accordance with the internal laws of the State of California applicable to contracts executed, delivered and fully performed within the State of California, except with respect to matters of law concerning the internal affairs of any entity (corporate or partnership) which is a party to or the subject of this Amendment, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.
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

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their respective behalf, by their respective officers thereunto authorized, all as of the day and year first above written.

                                    "Company"

                                    NELSON ENGINEERING, INC.,
                                    a California corporation


                                    By: /s/ Don Nelson
                                       -----------------------------------------
                                     Name:  Don Nelson
                                          --------------------------------------
                                     Its:   President
                                         ---------------------------------------

                                    "Parent"

                                    GATEWAY INTERNATIONAL HOLDINGS, INC.
                                    a Nevada corporation


                                    By:  /s/ Larry Consalvi
                                       -----------------------------------------
                                    Name:    Larry Consalvi
                                         ---------------------------------------
                                    Its:     President & CEO
                                        ----------------------------------------

                                    "Sub"

                                    GWIH ACQUISITION CORP. II,
                                    a Nevada corporation


                                    By:  /s/ Larry Consalvi
                                       -----------------------------------------
                                    Name:    Larry Consalvi
                                         ---------------------------------------
                                    Its:     President & CEO
                                        ----------------------------------------

                                    "Shareholders"

                                             /s/ Don Nelson
                                    --------------------------------------------
                                                 DON NELSON

                                             /s/ Richard Lund
                                    --------------------------------------------
                                                 RICHARD LUND

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